FOR IMMEDIATE RELEASE

Ciena Reports Fiscal First Quarter 2019 Financial Results

HANOVER, Md. - March 5, 2019 - Ciena® Corporation (NYSE: CIEN), a networking systems, services and software company, today announced unaudited financial results for its fiscal first quarter ended January 31, 2019.

•	Q1 Revenue: $778.5 million, increasing 20.5% year over year

•	Q1 Net Income per Share: $0.21 GAAP; $0.33 adjusted (non-GAAP)

•	Share Repurchases: Repurchased approximately 0.6 million shares of common stock for an aggregate price of $21.2 million during the quarter

“We began fiscal 2019 with a very strong first quarter performance, including outstanding top and bottom line growth as well as continued market share gains,” said Gary B. Smith, president and CEO, Ciena. “We believe that the combination of our leading innovation and positive industry dynamics will enable us to further extend our leadership position.”

For the fiscal first quarter 2019, Ciena reported revenue of $778.5 million as compared to $646.1 million for the fiscal first quarter 2018.

Ciena's GAAP net income for the fiscal first quarter 2019 was $33.6 million, or $0.21 per diluted common share, which compares to a GAAP net loss of $(473.4) million, or $(3.29) per diluted common share, for the fiscal first quarter 2018.

Ciena's adjusted (non-GAAP) net income for the fiscal first quarter 2019 was $52.8 million, or $0.33 per diluted common share, which compares to an adjusted (non-GAAP) net income of $21.9 million, or $0.15 per diluted common share, for the fiscal first quarter 2018.

Fiscal First Quarter 2019 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to the prior year. Appendix A and B set forth reconciliations between the GAAP and adjusted (non-GAAP) measures contained in this release.

	GAAP Results
	Q1	Q1
	FY 2019	FY 2018	Y-T-Y*
Revenue	$778.5	$646.1	20.5%
Gross margin	41.5%	42.1%	(0.6)%
Operating expense	$275.4	$255.0	8.0%
Operating margin	6.2%	2.6%	3.6%

	Non-GAAP Results
	Q1	Q1
	FY 2019	FY 2018	Y-T-Y*
Revenue	$778.5	$646.1	20.5%
Adj. gross margin	42.2%	42.6%	(0.4)%
Adj. operating expense	$253.6	$234.4	8.2%
Adj. operating margin	9.6%	6.3%	3.3%
* Denotes % change, or in the case of margin, absolute change

	Revenue by Segment
	Q1 FY 2019		Q1 FY 2018
	Revenue	%**	Revenue	%**
Networking Platforms
Converged Packet Optical	$548.9	70.5	$427.4	66.1
Packet Networking	71.6	9.2	68.6	10.6
Total Networking Platforms	620.5	79.7	496.0	76.7

Software and Software-Related Services
Platform Software and Services	41.6	5.3	44.1	6.8
Blue Planet Automation Software and Services	15.0	1.9	9.4	1.5
Total Software and Software-Related Services	56.6	7.2	53.5	8.3

Global Services
Maintenance Support and Training	61.3	8.0	56.0	8.7
Installation and Deployment	30.6	3.9	30.0	4.7
Consulting and Network Design	9.5	1.2	10.6	1.6
Total Global Services	101.4	13.1	96.6	15.0

Total	$778.5	100.0	$646.1	100.0

Additional Performance Metrics for Fiscal First Quarter 2019

	Revenue by Geographic Region
	Q1 FY 2019		Q1 FY 2018
	Revenue	% **	Revenue	% **
North America	$485.5	62.3	$402.9	62.4
Europe, Middle East and Africa	129.2	16.6	97.8	15.1
Caribbean and Latin America	30.9	4.0	34.6	5.4
Asia Pacific	132.9	17.1	110.8	17.1
Total	$778.5	100.0	$646.1	100.0
** Denotes % of total revenue

•	Three 10%-plus customers represented a total of 35% of revenue

•	Cash and investments totaled $788.0 million

•	Cash flow used in operations totaled $14.1 million

•	Average days' sales outstanding (DSOs) were 93

•	Accounts receivable balance was $761.2 million

•	Unbilled contract asset balance was $47.5 million

•	Inventories totaled $323.1 million, including:

◦	Raw materials: $75.5 million

◦	Work in process: $10.1 million

◦	Finished goods: $225.9 million

◦	Deferred cost of sales: $60.6 million

◦	Reserve for excess and obsolescence: $(49.0) million

•	Product inventory turns were 4.7

•	Headcount totaled 6,154

Supplemental Materials and Live Web Broadcast of Unaudited Fiscal First Quarter 2019 Results
Today, Tuesday, March 5, 2019, in conjunction with this announcement, Ciena has posted to the Quarterly Results page of the Investor Relations section of its website an accompanying investor presentation for its unaudited fiscal first quarter 2019 results.

Ciena's management will also host a discussion today with investors and financial analysts that will include the Company's fiscal second quarter outlook. The live audio web broadcast beginning at 8:30 a.m. Eastern will be accessible via www.ciena.com. An archived replay of the live broadcast will be available shortly following its conclusion on the Investor Relations page of Ciena's website.

Notes to Investors

Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, SEC filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: “We began fiscal 2019 with a very strong first quarter performance, including outstanding top and bottom line growth as well as continued market share gains.”; “We believe that the combination of our leading innovation and positive industry dynamics will enable us to further extend our leadership position.”

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; changes in network spending or network strategy by customers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; supply chain disruptions and the level of success relating to efforts to optimize Ciena's operations; changes in foreign currency exchange rates affecting revenue and operating expense; the impact of the Tax Cuts and Jobs Act, changes in estimates of prospective income tax rates and any adjustments to Ciena's provisional estimates whether related to further guidance, analysis or otherwise, and the other risk factors disclosed in Ciena's Report on Form 10-K, which Ciena filed with the Securities and Exchange Commission on December 21, 2018. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly and Annual Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income from operations, earnings before interest, tax, depreciation and amortization (EBITDA), Adjusted EBITDA, and measures of net income and net income per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendix A and B to this press release set forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

About Ciena. Ciena (NYSE: CIEN) is a networking systems, services and software company. We provide solutions that help our clients create the Adaptive Network™ in response to the constantly changing demands of their users. By delivering best-in-class networking technology through high-touch consultative relationships, we build the world’s most agile networks with automation, openness and scale. For updates on Ciena, follow us on Twitter @Ciena, LinkedIn, the Ciena Insights blog, or visit www.ciena.com.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended January 31,
	2019	2018
Revenue:
Products	$642,532	$525,609
Services	135,995	120,526
Total revenue	778,527	646,135
Cost of goods sold:
Products	380,442	313,120
Services	74,744	61,250
Total cost of goods sold	455,186	374,370
Gross profit	323,341	271,765
Operating expenses:
Research and development	128,633	118,524
Selling and marketing	98,113	88,515
General and administrative	39,243	38,406
Significant asset impairments and restructuring costs	2,273	5,961
Amortization of intangible assets	5,528	3,623
Acquisition and integration costs	1,608	—
Total operating expenses	275,398	255,029
Income from operations	47,943	16,736
Interest and other income (loss), net	4,253	1,575
Interest expense	(9,441)	(13,734)
Income before income taxes	42,755	4,577
Provision for income taxes	9,139	477,940
Net income (loss)	$33,616	$(473,363)

Net Income (loss) per Common Share
Basic net income (loss) per common share	$0.22	$(3.29)
Diluted net income (loss) per potential common share	$0.21	$(3.29)

Weighted average basic common shares outstanding	156,314	143,922
Weighted average dilutive potential common shares outstanding [1]	158,174	143,922

1. Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the first quarter of fiscal 2019 includes 1.9 million shares underlying certain stock options and restricted stock awards.

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	January 31, 2019	October 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$668,810	$745,423
Short-term investments	119,143	148,981
Accounts receivable, net	761,186	786,502
Inventories	323,106	262,751
Prepaid expenses and other	217,422	198,945
Total current assets	2,089,667	2,142,602
Long-term investments	—	58,970
Equipment, building, furniture and fixtures, net	288,713	292,067
Goodwill	297,968	297,968
Other intangible assets, net	139,005	148,225
Deferred tax asset, net	728,139	745,039
Other long-term assets	74,614	71,652
Total assets	$3,618,106	$3,756,523
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$335,547	$340,582
Accrued liabilities and other short-term obligations	272,712	340,075
Deferred revenue	85,501	111,134
Current portion of long-term debt	7,000	7,000
Debt conversion liability	—	164,212
Total current liabilities	700,760	963,003
Long-term deferred revenue	50,640	58,323
Other long-term obligations	127,462	119,413
Long-term debt, net	684,939	686,450
Total liabilities	$1,563,801	$1,827,189
Stockholders’ equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 156,336,210 and 154,318,531 shares issued and outstanding	1,563	1,543
Additional paid-in capital	6,927,613	6,881,223
Accumulated other comprehensive loss	(10,640)	(5,780)
Accumulated deficit	(4,864,231)	(4,947,652)
Total stockholders’ equity	2,054,305	1,929,334
Total liabilities and stockholders’ equity	$3,618,106	$3,756,523

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended January 31,
	2019	2018
Cash flows provided by (used in) operating activities:
Net income (loss)	$33,616	$(473,363)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	21,513	20,833
Share-based compensation costs	13,755	12,393
Amortization of intangible assets	8,947	5,912
Deferred taxes	5,037	476,897
Provision for inventory excess and obsolescence	4,673	6,804
Provision for warranty	3,891	4,657
Other	3,356	2,269
Changes in assets and liabilities:
Accounts receivable	38,544	72,439
Inventories	(67,555)	5,199
Prepaid expenses and other	1,133	16,120
Accounts payable, accruals and other obligations	(76,351)	(111,476)
Deferred revenue	(4,664)	(2,981)
Net cash provided by (used in) operating activities	(14,105)	35,703
Cash flows provided by (used in) investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(15,345)	(25,662)
Purchase of available for sale securities	(68,516)	(118,877)
Proceeds from maturities of available for sale securities	60,000	110,000
Proceeds from sales of available for sale securities	98,265	—
Settlement of foreign currency forward contracts, net	(4,650)	1,061
Purchase of cost method investment	(333)	—
Net cash provided by (used in) investing activities	69,421	(33,478)
Cash flows provided by (used in) financing activities:
Payment of long term debt	(1,750)	(1,000)
Payment of capital lease obligations	(758)	(914)
Payment for debt conversion liability	(111,268)	—
Shares repurchased for tax withholdings on vesting of restricted stock units	(10,026)	—
Repurchases of common stock - repurchase program	(19,721)	(4,103)
Proceeds from issuance of common stock	10,899	11,008
Net cash provided by (used in) financing activities	(132,624)	4,991
Effect of exchange rate changes on cash and cash equivalents	695	1,138
Net increase (decrease) in cash and cash equivalents	(76,613)	8,354
Cash and cash equivalents at beginning of period	745,423	640,513
Cash and cash equivalents at end of period	$668,810	$648,867
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$10,007	$10,020
Cash paid during the period for income taxes, net	$3,402	$3,498
Non-cash investing activities
Purchase of equipment in accounts payable	$5,471	$2,014
Non-cash financing activities
Repurchase of common stock in accrued liabilities from repurchase program	$1,441	$1,652
Conversion of debt conversion liability into 1,585,140 shares of common stock	$52,944	$—

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measures (unaudited)

	Quarter Ended January 31,
	2019	2018
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$323,341	$271,765
Share-based compensation-products	637	672
Share-based compensation-services	770	625
Amortization of intangible assets	3,418	2,289
Total adjustments related to gross profit	4,825	3,586
Adjusted (non-GAAP) gross profit	$328,166	$275,351
Adjusted (non-GAAP) gross profit percentage	42.2%	42.6%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$275,398	$255,029
Share-based compensation-research and development	3,391	3,255
Share-based compensation-sales and marketing	3,785	3,328
Share-based compensation-general and administrative	5,112	4,474
Amortization of intangible assets	5,528	3,623
Significant asset impairments and restructuring costs	2,273	5,961
Acquisition and integration costs	1,608	—
Legal settlement	137	—
Total adjustments related to operating expense	21,834	20,641
Adjusted (non-GAAP) operating expense	$253,564	$234,388

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income from operations	$47,943	$16,736
Total adjustments related to gross profit	4,825	3,586
Total adjustments related to operating expense	21,834	20,641
Total adjustments related to income from operations	26,659	24,227
Adjusted (non-GAAP) income from operations	$74,602	$40,963
Adjusted (non-GAAP) operating margin percentage	9.6%	6.3%

Net Income (Loss) Reconciliation (GAAP/non-GAAP)
GAAP net income (loss)	$33,616	$(473,363)
Exclude GAAP provision for income taxes	9,139	477,940
Income before income taxes	42,755	4,577
Total adjustments related to income from operations	26,659	24,227
Non-cash interest expense	—	749
Adjusted income before income taxes	69,414	29,553
Non-GAAP tax provision on adjusted income before income taxes	16,590	7,645
Adjusted (non-GAAP) net income	$52,824	$21,908

Weighted average basic common shares outstanding	156,314	143,922
Weighted average dilutive potential common shares outstanding [1]	158,174	145,558

Net Income (Loss) per Common Share
GAAP diluted net income (loss) per common share	$0.21	$(3.29)
Adjusted (non-GAAP) diluted net income per common share	$0.33	$0.15

1.
Weighted average dilutive potential common shares outstanding used in calculating adjusted (non-GAAP) diluted net income per common share for the first quarter of fiscal 2019 includes 1.9 million shares underlying certain stock options and restricted stock unit awards.

Weighted average dilutive potential common shares outstanding used in calculating adjusted (non-GAAP) diluted net income per common share for the first quarter of fiscal 2018 includes 0.9 million shares underlying certain stock options and restricted stock unit awards and 0.7 million shares underlying Ciena's "New" 3.75% convertible senior notes, which were converted by holders thereof immediately prior to maturity during the fourth quarter of fiscal 2018.

APPENDIX B - Calculation of EBITDA and Adjusted EBITDA (unaudited)

	Quarter Ended January 31,
	2019	2018
Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)
Net income (loss) (GAAP)	$33,616	$(473,363)
Add: Interest expense	9,441	13,734
Less: Interest and other income (loss), net	4,253	1,575
Add: Provision for income taxes	9,139	477,940
Add: Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	21,513	20,833
Add: Amortization of intangible assets	8,947	5,912
EBITDA	$78,403	$43,481
Add: Shared-based compensation cost	13,755	12,393
Add: Significant asset impairments and restructuring costs	2,273	5,961
Add: Acquisition and integration costs	1,608	—
Add: Legal settlement	137	—
Adjusted EBITDA	$96,176	$61,835

* * *
The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:

•	Share-based compensation - a non-cash expense incurred in accordance with share-based compensation accounting guidance.

•	Significant asset impairments and restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities.

•
Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over its expected useful life.

•
Acquisition and integration costs - consist of financial, legal and accounting advisors' costs and severance and other employment-related costs related to Ciena's acquisition of Packet Design and DonRiver, including costs associated with a three-year earn-out arrangement related to the DonRiver acquisition. Ciena does not believe that these costs are reflective of its ongoing operating expense following its completion of these integration activities.

•	Legal settlement - costs incurred as a result of a settlement during the first quarter of fiscal 2019.

•
Non-cash interest expense - a non-cash debt discount expense amortized as interest expense during the term of Ciena's 4.0% senior convertible notes, which were converted during the fourth quarter of 2018, relating to the required separate accounting of the equity component of these convertible notes.

•
Non-GAAP tax provision - consists of current and deferred income tax expense commensurate with the level of adjusted income before income taxes and utilizes a current, blended U.S. and foreign statutory annual tax rate of 23.9% for the first fiscal quarter of 2019, and 25.87% for the first fiscal quarter of 2018. This rate may be subject to change in the future, including as a result of changes in tax policy or tax strategy.